Consolidated Natural Gas Company
                                    CNG Tower
                               625 Liberty Avenue
                            Pittsburgh, PA 15222-3199
                                 (412) 227-1000


                                  June 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                  Re:      Consolidated Natural Gas Company
                           Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Consolidated Natural Gas Company, a Delaware corporation ("Consolidated"), of securities of Consolidated (the "Securities") consisting of (i) debt securities (the "Debt Securities"), (ii) common stock, par value $2.75 per share, including common stock purchase rights (the "Common Stock"), and (iii) preferred stock, par value $100.00 per share (the "Preferred Stock" and together with the Common Stock, the "Equity Securities") to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), for an aggregate initial offering price of up to $1,000,000,000, as described in Consolidated's Registration Statement on Form S-3 (File No. 333-25347, which as amended also constitutes Post-Effective Amendment No. 3 to Registration Statement on Form S-3, File No. 33-52585) (the "Registration Statement"), including the prospectus constituting a part thereof, filed with the Securities and Exchange Commission (the "Commission"), relating to the registration of the Securities pursuant to the Act.

     As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorporation and by-laws of Consolidated; the declaration on Form U-1, as amended, at SEC File No. 70-8667 (the "Declaration"); the Commission Order dated March 28, 1996 (HCAR 26500) (the "1996 Order"), File No. 70-8667, issued pursuant to the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"); the Registration Statement to which this opinion is an exhibit; the exhibits to the Declaration and Registration Statement; the indenture dated as of April 1, 1995 (the "Indenture") between Consolidated and United States Trust Company of New York, as

Trustee; and the corporate records and proceedings relating to the issuance of such Securities.

     Consolidated's 1935 Act authorization for the sale and issuance of the Securities in File No. 70-8667 extends through March 31, 2001.

     We are of the opinion that:

     1. With respect to shares of Common Stock, when (a) the Commission shall have permitted the Registration Statement to become effective, as post-effectively amended, and (b) the Board of Directors, or a committee thereof, shall have determined the number of shares of Common Stock to be offered and sold and approved the terms and conditions of the sale of such Common Stock in the manner contemplated by the Registration Statement, said Common Stock will be duly authorized and, upon the issuance and sale thereof by Consolidated and receipt therefor by Consolidated of payment of not less than par value thereof, as contemplated by the Registration Statement, said Common Stock will be legally issued, validly outstanding, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto, as set forth in Consolidated's Certificate of Incorporation, as amended.

     2. With respect to shares of Preferred Stock, when (a) the Commission shall have permitted the Registration Statement to become effective, as post-effectively amended, (b) the Board of Directors, or a committee thereof, shall have determined, through the authorization of a preferred stock designation ("Preferred Stock Designation"), the number of shares of Preferred Stock to be offered and sold and approved the terms and conditions of the sale of such Preferred Stock in the manner contemplated by the Registration Statement, and (c) the Preferred Stock Designation shall have been duly filed with the Secretary of State of the State of Delaware, said Preferred Stock will be duly authorized and, upon the issuance and sale thereof by Consolidated and receipt therefor by Consolidated of payment of not less than par value thereof, as contemplated by the Registration Statement, said Preferred Stock will be legally issued, validly outstanding, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto, as set forth in Consolidated's Certificate of Incorporation, as amended, including the Preferred Stock Designation.

     3. With respect to the Debt Securities to be issued under the Indenture, when (a) the Commission shall have permitted the Registration Statement to become effective, as post-effectively amended, and (b) the Board of Directors, or a com-mittee thereof, shall have determined, through adoption of a securities resolution ("Securities Resolution"), the principal amount of Debt Securities to be offered and sold and approved the terms and conditions of the sale of such Debt Securities in the manner contemplated by the Registration Statement, said Debt Securities will be duly authorized and, upon execution, authentication, issuance and delivery thereof and payment therefor, as contemplated by the Registration Statement, said Debt Securities will be legally issued and validly outstanding and will be binding obligations of Consolidated, in accordance with their terms and the terms of the Securities Resolution relating thereto.

     4. The order of the Commission referred to in subsection (c) of Section 2 of the Consolidated Natural Gas Company Standard Purchase Agreement - Debt Securities and subsection (c) of Section 2 of the Consolidated Natural Gas Company Standard Purchase Agreement - Equity Securities has been obtained and is, to the best of our knowledge, in full force and effect. We are not aware of any approval of any other regulatory body being legally required for the issue and sale of the Securities by Consolidated as contemplated by the Registration Statement.

     We hereby consent to the use of our names under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and to the use of this opinion as an exhibit to the Registration Statement. We also hereby consent to the statement in Note 17 of the Notes to the Financial Statements in Consolidated's Annual Report on Form 10-K for the year ended December 31, 1996, to the effect that the ultimate liability arising from the claims and suits pending against Consolidated will not have a material effect on Consolidated's financial position, results of operations or cash flows.


                           Very truly yours,



                           /s/ S. E. Williams
                           ------------------------------------------
                           S. E. Williams
                           Senior Vice President and General Counsel



                           /s/ N. F. Chandler
                           ------------------------------------------
                           N. F. Chandler
                           General Attorney